SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|   Preliminary Proxy Statement
|_| Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               DIGITEC 2000, INC.
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                (Name of Registrant as Specified in Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No fee required.

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.

(1) Title of each class of securities to which transaction applies:

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(2) Aggregate number of securities to which transaction applies:

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(3) Per unit price or other underlying value of transaction computed pursuant to
Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4) Proposed maximum aggregate value of transaction:

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(5) Total fee paid:

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|_|   Fee paid previously with preliminary materials:

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|_| Check box if any part of the fee is offset as provided by Exchange Act Rule
0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)   Amount previously paid:

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(2)   Form, Schedule or Registration Statement no.:

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(3)   Filing Party:

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(4)   Date Filed:

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

                               DIGITEC 2000, INC.
                         8 West 38th Street, Fifth Floor
                            New York, New York 10018

                                   ----------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         To Be Held on November 18, 1998

                                   ----------


      NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Digitec 2000, Inc., a Nevada corporation (the "Company"), will be held at the offices of the Company, 8 West 38th Street, Fifth Floor, New York, New York 10018 on Wednesday, November 18, 1998 at 10:00 a.m., New York time, for the following purposes:

            1. To elect five directors, each to serve for a term of one year.

            2. To approve the amendment of the Digitec 2000, Inc. Stock Incentive Plan (the "Plan") to increase the number of shares of Common Stock, $.001 par value per share, of the Company reserved for grants under the Plan to 1,600,000 shares.

            3. To approve the appointment of BDO Seidman, LLP to act as the Company's independent certified public accountants for the Company's fiscal year ending June 30, 1999.

            4. To act upon any other matter which may properly be brought before the meeting or any adjournment thereof.

      Only shareholders of record at the close of business on September 25, 1998 will be entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof.

      You are cordially invited to attend the Annual Meeting. Whether or not you plan to attend, please mark, date and sign the accompanying proxy and return it in the enclosed envelope. If you do attend, you may revoke your proxy and vote your shares in person if you wish to do so.

                                             By Order of the Board of Directors,


                                             /s/ Diego E. Roca
                                             -----------------------------------
                                             DIEGO E. ROCA
                                             Secretary

New York, New York
October 28, 1998

                               DIGITEC 2000, INC.

                                   ----------

                                 PROXY STATEMENT
                                       for
                         ANNUAL MEETING OF SHAREHOLDERS
                         To Be Held on November 18, 1998

                                   ----------

      This Proxy Statement and accompanying proxy is being furnished to shareholders of Digitec 2000, Inc., a Nevada corporation (the "Company"), in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held on Wednesday, November 18, 1998 at 10:00 a.m., New York time at the offices of the Company, 8 West 38th Street, Fifth Floor, New York, New York 10018, and at any adjournment thereof (the "Annual Meeting"). The mailing address of the principal executive offices of the Company is 8 West 38th Street, New York, New York 10018. It is anticipated that this Proxy Statement and related form of proxy will be first mailed to shareholders of the Company on or about October 28, 1998.

                                     VOTING

      If the enclosed form of proxy is executed and returned, all shares represented thereby will be voted in accordance with the shareholder's instructions. If no such instructions are specified, the proxy will be voted FOR the election as directors of the nominees named herein, or of such substitute nominee or nominees as may be designated by the Board of Directors if the nominees named herein are unable to serve, FOR the approval of the amendment of the Digitec 2000, Inc. Stock Incentive Plan (the "Plan") to increase the number of shares of Common Stock, $.001 par value per share ("Common Stock"), of the Company reserved for grants under the Plan to 1,600,000 shares and FOR approval of the appointment of BDO Seidman, LLP, independent certified public accountants, as the Company's independent auditors for its 1999 fiscal year and until their successor is appointed and approved. A proxy may be revoked at any time before it is exercised either by executing and filing, prior to the commencement of the Annual Meeting, a subsequently dated proxy revoking the proxy previously given or by voting in person at the Annual Meeting.

      The Company will bear its own cost of the solicitation of proxies. Proxies will be solicited initially by mail. Further solicitation may be made by directors, officers and employees of the Company personally, by telephone or otherwise, but such person will not be specifically compensated for such services. The Company also intends to make, through bankers, brokers or other persons, a solicitation of proxies of beneficial holders of the Common Stock and the Series A Preferred Stock, $.001 par value per share (the "Preferred Stock"), of the Company. Upon request, the Company will reimburse brokers, dealers, banks or similar entities acting as nominees for reasonable expenses incurred in forwarding copies of the proxy materials relating to the Annual Meeting to the beneficial owners of Common Stock which such persons hold of record. The Company has retained Corporate Investor Communications, Inc. to perform solicitation services in connection with this proxy statement. For such services, Corporate Investor Communications, Inc. will receive a fee of up to $4,500 and will be reimbursed for certain out-of-pocket expenses and indemnified against certain liabilities incurred in connection with this proxy solicitation.

                  VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

      Holders of the Common Stock and the Preferred Stock of the Company, as of September 25, 1998, the record date for determining persons entitled to notice of, and to vote at, the Annual Meeting, are entitled to vote on all matters at the Annual Meeting. Each share of Common Stock entitles the holder to one vote, and each share of Preferred Stock entitles the holder to 10.060 votes (the number of shares of Common Stock into which a share of Preferred Stock may be converted upon regular conversion at the current conversion price of $9.9402 per share), on each matter submitted to a vote of the shareholders. The holders of shares representing a majority of the votes of the issued and outstanding stock and entitled to vote, present in person or represented by proxy, constitute a quorum for the meeting. As of September 25, 1998, the Company had outstanding and entitled to vote 6,858,998 shares of Common Stock and 61,050 shares of Preferred Stock entitled to 614,173 votes. The holders of Common Stock and Preferred Stock vote together as a class, except as required by law and as otherwise provided in the Certificate of Designation establishing the Preferred Stock.

      Proxies indicating shareholder abstentions will be counted for purposes of determining whether there is a quorum at the Annual Meeting, but will not be voted on any matter and, therefore, except in the case of director elections, will have the same effect as a vote against the matter. Shares represented by "broker non-votes" (i.e., shares held by brokers or nominees that are represented at a meeting, but with respect to which the broker or nominee is not empowered to vote on a particular proposal) will be counted for purposes of determining whether there is a quorum at the Annual Meeting, but will not be voted on any matter and, with respect to the proposal to approve the amendment to the Plan, will have the same effect as a vote against the matter and, with respect to the other proposals, will not be included for purposes of determing the aggregate voting power or number of votes cast at the Annual Meeting.

                           PRINCIPAL SECURITY HOLDERS

      The following table sets forth certain information with respect to the only persons known by the Company, based on statements filed by such persons pursuant to Section 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended (the "34 Act"), to own beneficially in excess of 5% of the Common Stock as of October 22, 1998.

                                                            Shares
Name and Address                                            Beneficially         Percent
of Beneficial Owner                                         Owned(1)             of Class
-------------------                                         --------             --------
Frank C. Magliato                Chief                      2,216,677(2)         28.8%
8 West 38th Street               Executive Officer,
Fifth Floor                      President and
New York, NY  10018              Director

Telephone Electronics            Shareholder                1,475,126            21.5%
Corporation
200 Southwest Street
Jackson, MS  39201

Premiere                         Shareholder                614,173(3)           8.2%
Communications, Inc.
3399 Peachtree Road, NE
Lenox Building, Suite 600
Atlanta, GA  30326

Diego E. Roca                    Senior Vice President,     356,250(4)           5.0%
8 West 38th Street               Chief Operating
Fifth Floor                      Officer, Treasurer
New York, NY  10018              and Secretary

----------

(1) Pursuant to Rule 13d-3(d)(1) under the 34 Act, the table includes shares of Common Stock that can be acquired through the exercise of options, warrants or convertible securities within 60 days. The percent of the class owned by each such person has been computed assuming the exercise of all such options, warrants or convertible securities deemed to be beneficially owned by such person, and assuming that no options held by any other person have been exercised. Except as indicated, each individual has sole voting power and sole investment power over all shares listed opposite his name.

(2) Includes 250,000 shares of Common Stock held in trust for Kendall Magliato, daughter of Mr. Magliato. Mr. Magliato's spouse is the trustee for such shares and Mr. Magliato disclaims beneficial interest therein. Also includes 829,167 shares of Common Stock underlying warrants to purchase Common Stock held by Mr. Magliato and his wife.

(3) Assumes the conversion of 61,050 shares of the Preferred Stock into Common Stock.

(4) Includes options to purchase 268,750 shares of Common Stock and warrants to purchase 62,500 shares of Common Stock.

                        SECURITY OWNERSHIP OF MANAGEMENT

      The table below sets forth information concerning the shares of Common Stock beneficially owned, as of October 22, 1998, by each director, the Chief Executive Officer and the other executive officers who were serving at the end of the Company's last fiscal year.

                                                         Shares
Name and Address                                         Beneficially       Percent
of Beneficial Owner            Position                  Owned(1)           of Class
-------------------            --------                  --------           --------
Frank C. Magliato              Chief                     2,216,677(2)        28.8%
8 West 38th Street             Executive Officer,
Fifth Floor                    President and
New York, NY  10018            Director

Lori Ann Perri                 Director                    122,917(3)         1.8%
8 West 38th Street
Fifth Floor
New York, NY  10018

Francis J. Calcagno            Director                    140,000(4)         2.0%
8 West 38th Street
Fifth Floor
New York, NY  10018

Amy L. Newmark                 Director                    207,500(5)         2.9%
8 West 38th Street
Fifth Floor
New York, NY  10018

Scott W. Steffey               Director                     55,000(6)          .8%
8 West 38th Street
Fifth Floor
New York, NY  10018

Diego E. Roca                  Senior Vice President       356,250(7)         5.0%
8 West 38th Street             and Chief Operating
Fifth Floor                    Officer, Treasurer
New York, NY  10018            and Secretary

Charles Nelson Garber          Vice President and           62,500(8)          .9%
8 West 38th Street             Chief Financial
Fifth Floor                    Officer
New York, NY 10018

All Named Executive                                      3,160,844(9)        35.4%
Officers and Directors
as a Group (7 Persons)

----------

(1) Pursuant to rule 13d-3(d)(1) under the 34 Act, the table includes shares of Common Stock that can be acquired through the exercise of options or warrants within 60 days. The percent of the class owned by each such person has been computed assuming the exercise of all such options or warrants deemed to be beneficially owned by such person, and assuming that no options or warrants held by any other person have been exercised. Except as indicated, each individual has sole voting power and sole investment power over all shares listed opposite his name.

(2) Includes 250,000 shares of Common Stock held in trust for Kendall Magliato, daughter of Mr. Magliato. Mr. Magliato's spouse is the trustee for such shares and Mr. Magliato disclaims beneficial interest therein. Also includes 829,167 shares of Common Stock underlying warrants to purchase Common Stock held by Mr. Magliato and his wife.

(3) Includes a warrant to purchase 72,917 shares of Common Stock and an option to purchase 50,000 shares.

(4)   Includes options to purchase 100,000 shares of Common Stock.

(5) Includes an option to purchase 100,000 shares of Common Stock and a warrant to purchase 100,000 shares of Common Stock.

(6)   Includes an option to purchase 50,000 shares of Common Stock.

(7) Includes options to purchase 268,750 shares of Common Stock and warrants to purchase 62,500 shares of Common Stock.

(8)   An option to purchase 62,500 shares of Common Stock.

(9) These shares include all of the shares issuable pursuant to the options and warrants described above.

                 DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

      The following table sets forth information regarding the directors and executive officers of the Company.

               Name                  Age                  Position
               ----                  ---                  --------

        Frank C. Magliato            47          Chief Executive
                                                 Officer, President and Director

        Francis J. Calcagno          49          Director

        Amy L. Newmark               41          Director

        Lori Ann Perri               35          Director

        Scott W. Steffey             37          Director

        Charles Nelson Garber        50          Vice President, Chief
                                                 Financial Officer

        Diego E. Roca                31          Senior Vice President and
                                                 Chief Operating Officer,
                                                 Treasurer and Secretary

      The principal occupation for the past five years, and other biographical information with respect to each of the directors and executive officers of the Company is as follows:

      Frank C. Magliato, brother of Lori Ann Perri, has served as Chief Executive Officer, President and a director of the Company since June of 1995. From February of 1993 to June of 1995, he was employed as President of Windsor Associates of New York City, a telecommunications consulting firm. From December of 1988 to February of 1993, he was employed as President of Telecorp Funding, Inc. and subsidiaries, a telecommunications company in New York City. Mr. Magliato received a Bachelor of Science degree in Engineering from Rensselaer Polytechnic Institute in 1973.

      Frank J. Calcagno, a director of the Company since December 22, 1997, has been employed by Dominick & Dominick, LLC since February 1998 as a Senior Managing Director. From February of 1994 to January of 1998 he was employed as managing director in the corporate finance practice of Deloitte & Touche LLP ("Deloitte & Touche"). Prior to joining

Deloitte & Touche, Mr. Calcagno was the Vice President in charge of Corporate Development of Franklin Holding Company, a publicly-held company from 1993 to 1994. Mr. Calcagno received a Bachelor of Science degree in Electrical Engineering from Worcester Polytechnic Institute in 1971 and an MBA from Washington University in 1973.

      Amy L. Newmark, a director of the Company since March 17, 1998, is a private investor in the telecommunications industry. From 1995 to 1997 she was employed by WinStar Communications, Inc. as Executive Vice President-Strategic Planning. From 1993 to 1995 she was a general partner and portfolio manager for Information Age Partners, an investment partnership specializing in telecommunications and information services. Since May 28, 1998, Ms. Newmark has served as a Director of QueryObject Systems Corporation. Ms. Newmark received a Bachelors degree from Harvard College and is a Chartered Financial Analyst.

      Lori Ann Perri, CPA, sister of Frank C. Magliato, has served as a director of the Company since November of 1995. She has been employed by the publishing division of Time, Inc. in New York City since August of 1995 and presently serves as an Assistant Director of Finance and Reporting. From August of 1993 to August of 1995, she was employed by Computer Dynamics, Inc. of Virginia Beach, Virginia as Director of Finance and Accounting. Ms. Perri received a Bachelor of Science degree in Accounting from Hofstra University in 1987. She is a member of the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants.

      Scott W. Steffey, a director of the Company since March 17, 1998, has served as the Vice Chancellor of the New York State University System since February 26, 1997. The State University System is the largest public higher education system in the United States. From 1990 to 1996, Mr. Steffey held several senior positions with NYNEX Corporation, including the position of President of NYNEX Computer Services Company. Mr. Steffey received a Bachelor of Arts degree in Philosophy from Skidmore College and has earned advanced credits in Business at Columbia University and in Philosophy at Fordham University.

      Charles Nelson Garber began employment with the Company as its Chief Financial Officer as of June 8, 1998. Prior thereto Mr. Garber served as Chief Financial Officer of Cellular Vision USA Inc., a provider of broadband wireless telecommunications services, from July 1996 to June 1998. Prior to such time Mr. Garber served as Senior Vice President-Corporate Planning & Strategic Development of ICS Communications ("ICS"), a SMATV cable television service and telecommunications service provider, from December 1994 through April 1996. Prior to joining ICS, Mr. Garber served as President of Garber & Associates, providing financial consulting services to the telecommunications and consumer products manufacturing industries, from August 1993 to November 1994. From July 1991 to July 1993, Mr. Garber served as Senior Vice President-Controller and head of Corporate Development of Cincinnati Bell

Inc., a telecommunications and information services provider. Mr. Garber received Bachelor of Science in Electrical Engineering and MBA-Finance degrees from Virginia Polytechnic Institute and State University in 1970 and 1972, respectively, and is a Chartered Financial Analyst.

      Diego E. Roca began employment with the Company during July of 1995 on a part-time basis. He began full-time employment during September 1996 when he became Vice President of Operations. From May of 1995 to September of 1996, he served as a consultant to various entities in the telecommunications industry. From October of 1991 to May of 1995, he was employed by Telecorp Funding, Inc. and subsidiaries. He served as Assistant Controller in 1991 and became Controller in 1992. Mr. Roca received a Bachelor of Science degree in Accounting from Queens College in 1992.

                        BOARD OF DIRECTORS AND COMMITTEES

Board of Directors and Committee Meetings

      During fiscal year ended June 30, 1998, the Board of Directors met four times. On March 31, 1998, the Board of Directors established the following additional Committees to perform duties previously performed by the Board of Directors acting as a whole, which Committees met as follows during the remainder of the fiscal year: the Audit Committee did not meet; the Compensation Committee met one time; and the Awards Committee met one time. Each of the Company's Directors attended at least 75% of the total number of meetings of the Board and Committees on which he served during the Company's fiscal year ended June 30, 1998.

      The Company does not have a committee of directors concerned with the selection of nominees for election as directors, a matter which is considered by the entire Board of Directors.

Committees of the Board of Directors

      Audit Committee. The Audit Committee consists of two independent directors, Francis J. Calcagno and Amy L. Newmark, and Lori Ann Perri, a relative of the Chief Executive Officer and President of the Company. The Audit Committee is charged with providing oversight of the Company's financial reporting process, recommending the engagement of independent accountants to audit the Company's financial statements, discussing the scope and results of the audit with the independent accountants, reviewing the need for internal auditing procedures, reviewing the Company's system of internal controls and performing such other related duties and functions as are deemed appropriate by the Audit Committee and the Board of Directors.

      Compensation Committee; Compensation Committee Interlocks and Insider Participation. The Compensation Committee consists of two independent directors, Francis J. Calcagno and Amy L. Newmark, and Frank C. Magliato, who is also the President and Chief Executive Officer of the Company. For the fiscal year ended June 30, 1998, Mr. Magliato was the only officer or employee who participated in the Board deliberations relating to executive compensation. The Compensation Committee is responsible for reviewing general policy matters relating to compensation and benefits of directors and officers, and determining the total compensation of the officers and directors of the Company.

      Awards Committee. The Awards Committee consists of Francis J. Calcagno and Amy L. Newmark. The Awards Committee is comprised solely of "disinterested persons" and "Non-Employee Directors" as such terms are used in Rule 16b-3 promulgated under the 34 Act, and "outside directors" as such term is used in Treasury Regulation Section 1.162- 27(c)(3) promulgated under the Internal Revenue Code of 1986, as amended (the "Code"). The Awards Committee is responsible for administering the Plan, including the granting of awards pursuant to the Plan.

                              ELECTION OF DIRECTORS

      At this Annual Meeting five directors will be elected, to serve until the 1999 Annual Meeting of Shareholders and until their respective successors are elected and qualify. Unless otherwise specified, shares represented by proxies solicited hereby will be voted for the election of Mr. Frank C. Magliato, Mr. Francis J. Calcagno, Ms. Amy L. Newmark, Ms. Lori Ann Perri and Mr. Scott W. Steffey to serve a one-year term.

      Set forth above under "Directors and Executive Officers of the Company" is certain information regarding the nominees. All nominees have agreed to serve if elected. If for any reason not now known by the Company any of said nominees should not be able to serve, the proxies will be voted for a substitute nominee or nominees who will be designated by the Board of Directors. The affirmative vote of a plurality of the total votes cast is required for the election of directors.

                        PROPOSAL TO APPROVE THE AMENDMENT
                 TO THE DIGITEC 2000, INC. STOCK INCENTIVE PLAN

      The Board of Directors recommends that shareholders approve the amendment to the Plan, which was adopted by the Board of Directors on October 22, 1998, subject to the approval of the shareholders, to increase the number of shares of Common Stock issuable under the Plan from 600,000 shares to 1,600,000 shares.

      The Plan was initially adopted by the Company's Board of Directors on April 25, 1997 and approved by the Company's shareholders on December 22, 1997. The purpose of the Plan is to promote the long-term growth of the Company by (i) providing key employees with incentives to improve shareholder value and to contribute to the growth and financial success of the Company and (ii) enabling the Company to attract, retain and reward the best available persons for positions of substantial responsibility.

      The Board of Directors has reviewed the grants made to date under the Plan and has determined, based upon a review by the Company's Chief Financial Officer of comparable stock incentive plans and compensation arrangements of companies in the same industry and companies of comparable size and history, that the Company's ability to attract and retain key personnel, which is necessary to the Company's growth and financial health, requires the ability to continue to provide long-term equity incentives such as awards under the Plan. In addition, after analysis of the Company's executive and key employee needs, it was determined that the proposed increase in shares of Common Stock available under the Plan should meet the Company's medium-term needs. If approved, the total number of shares available for use under the Plan would represent 17.6% of the issued and outstanding shares of Common Stock (including shares of Common Stock issuable upon conversion of shares of Preferred Stock and shares issuable under the Plan). As of October 23, 1998, the closing price for the Common Stock on NASDAQ was $2.437.

      The summary of Plan provisions contained below is qualified in its entirety by reference to the actual provisions of the Plan; terms capitalized, but not otherwise defined herein, shall have the meanings assigned to them pursuant to the Plan.

      The Awards Committee of the Board of Directors of the Company (the "Committee") is responsible for the granting of awards under, and the administration of, the Plan.

      The purpose of the Plan is to promote the interests of the Company by encouraging and enabling the acquisition of shares of its Common Stock by the officers and other employees of the Company. The Plan is intended as a further means not only of attracting and retaining outstanding employees, but also of promoting a close identity of interests between the Company employees and its shareholders. As amended, the Plan provides that the number of shares of Common Stock available for issuance or transfer to all participants in the Plan ("Participants") will be 1,600,000 shares. This amount includes 550,000 shares already subject to options granted thereunder. If any unexercised option granted under the Plan expires or is terminated for any reason, or if an award of restricted Common Stock is forfeited, the shares covered thereby will generally be available again for issuance under the Plan. The total number of shares issuable under the Plan is subject to adjustment at the discretion of the Committee in the event of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, or any other similar event.

      Stock Options. Incentive stock options and nonqualified stock options to purchase the Common Stock (the "Options") granted under the Plan are evidenced by agreements with the grantee (a "Grantee") containing the terms and conditions to which the Options are subject. An option agreement specifies the period for which such Option is granted. The Committee may extend such period, except that in the case of an incentive stock option, such period, including any extensions, may not exceed ten years. Notwithstanding the immediately preceding sentence, the exercise price of any incentive stock option granted to a grantee who owns (within the meaning of Code Section 422(b)(6), after application of the attribution rules in Code Section 424(d)) more than 10% of the total combined voting power of all classes of shares of the Company, or its parent or subsidiary corporations, shall be not less than 110% of the fair market value of the Common Stock on the grant date and the term of such stock option shall not exceed five years. All nonqualified stock options under the Plan are subject to a maximum term of ten years and one day.

      The purchase price per share is determined by the Committee at the time an Option is granted, and will be not less than the fair market value of one share of the Common Stock at that time. The purchase price of the shares as to which an Option is exercised is paid to the Company at the time of exercise by any of the following methods: (1) in cash or by certified check payable to the order of the Company; (2) through the tender to the Company of shares of Common Stock, which shall be valued, for purposes of determining the extent to which the option price has been paid, at their fair market value on the date of exercise;
(3) by causing the Company to withhold shares of Common Stock otherwise issuable pursuant to exercise of the stock option with a fair market value equal to the option price or any portion thereof; or (4) by a combination of the foregoing methods or any other method that the Committee may allow.

      In the event of a Grantee's termination of employment or service with the Company and its affiliates, the Grantee's option shall terminate in its entirety, regardless of whether the Option is vested in whole or in part at that time, except as otherwise provided by the Committee in a grant agreement; provided, however, that if the grantee terminates employment or service by reason of death or disability within the meaning of Section 22(e)(3) of the Code, the Grantee's Option shall remain exercisable (to the extent exercisable by the grantee on the effective date of such termination) for a period of one year, provided that (1) no portion of the Option that is not exercisable on the effective date of such termination shall thereafter become exercisable and (2) no portion of the Option may be exercised after its expiration date.

      No Participant shall have any rights as a shareholder with respect to any shares subject to an Option prior to the date of issuance to the Participant of such shares.

      Options granted under the Plan are exercisable only by the optionee during his or her lifetime, but are transferable at death by will or the laws of descent and distribution. Notwithstanding the preceding sentence, the Committee may, in its discretion, expressly provide that an award other than an incentive stock option or any award that is linked to an incentive stock option may be transferred to (i) members of the grantee's family; (ii) trusts for the benefit of such family members; or (iii) partnerships whose only partners are such family members. No consideration may be paid for any such transfer of awards.

      The grant of a nonqualified stock option has no federal income tax consequences to the Participant or the Company. Generally, at the time the Participant exercises a nonqualified stock option, an amount equal to the excess of the fair market value of the stock on the date of exercise over the purchase price will be treated as ordinary income for federal income tax purposes. Any cash and the fair market value of any shares received upon the cancellation of Options also will be treated as ordinary income. The Company generally will be entitled to a deduction at the same time as the Participant realizes such income and in the same amount. At the time of the sale or exchange of any shares acquired upon exercise of a nonqualified stock option or upon cancellation of any Option, the Participant will recognize capital gain or loss.

      If the shares acquired upon the exercise of an incentive stock option are not disposed of within two years from the date the Option was granted, or one year from the date the Option was exercised, the Company will receive no deduction either upon the grant or the exercise of the Option, or upon a subsequent sale of the shares by the Participant. The Participant will realize no income for tax purposes at the time of either the grant or the exercise of the Option. Instead, the participant will realize income (or loss) only upon his or her subsequent sale of the Option shares, and the participant's income, in the amount of any excess of the sale price over the Option exercise price, will be taxed as long-term capital gain. If, however, the shares are disposed of within either of the two periods mentioned above, a "disqualifying disposition," the tax treatment of the Company and the Participant will be essentially as described above for nonqualified stock options.

      Stock Appreciation Rights. The Committee may from time to time grant to Participants awards of stock appreciation rights ("SAR"). An SAR entitles the grantee to receive, subject to the provisions of the Plan and the grant agreement, a payment having an aggregate value equal to the product of (i) the excess of (A) the fair market value on the exercise date of one share of Common Stock over (B) the base price per share specified in the grant agreement, times
(ii) the number of shares specified by the SAR, or portion thereof, which exercise of an SAR may be made by the delivery of Common Stock or cash, or any combination of Common

Stock and cash, as determined in the sole discretion of the Committee. If upon settlement of the exercise of an SAR a grantee is to receive a portion of such payment in shares of Common Stock, the number of shares shall be determined by dividing such portion by the fair market value of a share of Common Stock on the exercise date.

      Stock Awards. The Committee may from time to time grant restricted or unrestricted stock awards ("Stock Awards") to eligible participants in such amounts and for such consideration, including no consideration or such minimum consideration as may be required by law, as it determines. A Stock Award may be paid in Common Stock, in cash, or in a combination of Common Stock and cash, as determined in the sole discretion of the Committee.

      Each Stock Award shall specify the applicable restrictions, if any, on such shares of Common Stock, the duration of such restrictions, and the time or times at which such restrictions shall lapse with respect to all or a specified number of shares of Common Stock that are part of the Stock Award. Notwithstanding the foregoing, the Committee may reduce or shorten the duration of any restriction applicable to any shares of Common Stock awarded to any Grantee under the Plan. Stock certificates with respect to restricted shares of Common Stock granted pursuant to a Stock Award may be issued at the time of grant of the Stock Award, subject to forfeiture if the restrictions do not lapse, or upon lapse of the restrictions. If stock certificates are issued at the time of grant of the Stock Award, the certificates shall bear an appropriate legend with respect to the restrictions applicable to such Stock Award or, alternatively, the grantee may be required to deposit the certificates with the Company during the period of any restriction thereon and to execute a blank stock power or other instrument of transfer therefor. Except as otherwise provided by the Committee, during such period of restriction following issuance of stock certificates, the grantee shall have all of the rights of a holder of Common Stock, including but not limited to the rights to receive dividends (or amounts equivalent to dividends) and to vote with respect to the restricted shares. If stock certificates are issued upon lapse of restrictions on a Stock Award, the Committee may provide that the Grantee will be entitled to receive any amounts per share pursuant to any dividend or distribution paid by the Company on its Common Stock to shareholders of record after grant of the Stock Award and prior to the issuance of the stock certificates.

      Other Provisions. The Board of Directors, without further approval of the shareholders, may terminate, amend or modify the Plan or any portion thereof at any time. Notwithstanding the immediately preceding sentence, no amendment may be made which materially changes the requirements as to eligibility to receive incentive stock options or increases the number of securities which may be issued pursuant to this Plan (except for adjustments as provided in Section 7(d) of the Plan) without shareholder approval.

      The first sentence of Section 4 of the Plan is proposed to be deleted in its entirety and the following sentence substituted therefore, effective as of October 22, 1998:

      "Subject to adjustments as provided in Section 7(d) of the Plan, the shares of Common Stock that may be delivered, purchased or used for reference purposes with respect to Awards granted under the Plan shall not exceed an aggregate of 1,600,000 shares of Common Stock."

      Unless shareholders specify otherwise in the proxy, proxies solicited by the Board of Directors will be voted for approval of the amendment of the Plan. The affirmative vote of a majority of the votes cast by holders of the outstanding shares of Common Stock and the outstanding shares of Preferred Stock present in person or by proxy and entitled to vote at the Annual Meeting, voting as a single class, is required to approve the proposed amendment of the Plan.

      The Board of Directors recommends that shareholders vote FOR approval of the amendment of the Plan.

                             APPOINTMENT OF AUDITORS

      On October 22, 1998 the Board of Directors of the Company, on the recommendation of its Audit Committee, appointed the accounting firm of BDO Seidman, LLP ("BDO"), independent certified public accountants, as the independent auditors of the Company for its fiscal year ending June 30, 1999. BDO has no financial interest of any kind in the Company and has no other connection with the Company except for providing occasional management consultation services. BDO has been the Company's independent certified public accountants since July, 1995.

      A representative of BDO is expected to be present at the Annual Meeting. He will have an opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions from any shareholders.

      The affirmative vote of a majority of the votes cast by holders of the outstanding shares of Common Stock and the outstanding shares of Preferred Stock present in person or by proxy and entitled to vote at the Annual Meeting, voting as a single class, is required to approve the appointment of BDO.

      The Board of Directors recommends that the shareholders vote for the proposal to approve the appointment of BDO as the Company's independent certified public accountants for the fiscal year ending June 30, 1999.

                             EXECUTIVE COMPENSATION

      The following table sets forth information with respect to the aggregate remuneration paid by the Company to the Chief Executive Officer and two other executive officers (the "Named Executives") of the Company for the fiscal years ended June 30, 1998, 1997 and 1996.

                                                                  Annual                          Long Term
         (a)                                (b)               Compensation                  Compensation Awards
                                                              ------------                  -------------------

        Name and                          Fiscal        Salary            Bonus            Securities Underlying
    Principal Position                     Year          ($)               ($)                  Options/SARs

Frank C. Magliato, Chief                    1998      $ 173,958        $     --                       --
Executive Officer, President and
Director                                    1997      $ 125,000        $  35,000                      --

                                            1996      $  70,000        $     --                       --

Diego E. Roca, Senior Vice                  1998      $ 143,958        $                          50,000(1)
President and Chief Operating                                                                    100,000(2)
Officer, Treasurer and Secretary            1997      $  75,342        $  25,000                 187,500(3)

                                            1996      $   5,200        $    --                        --

Charles Nelson Garber, Vice
President and Chief Financial
Officer(4)                                  1998      $  10,156        $  25,000(4)              150,000(2)

----------

(1) Such Options vest quarterly over a one-year period commencing on the date of grant and expire ten years from date of grant.

(2) Of such Options, 50,000 vest immediately upon the date of grant and the remainder vest quarterly over a two-year period commencing on the date of grant.

(3)   Vested upon grant.

(4) Mr. Garber commenced employment with the Company in June, 1998. The amount set forth below "Bonus" in 1998 represents a signing bonus pursuant to Mr. Garber's employment agreement with the Company.

Employment Agreements

      The Company has entered into separate employment agreements with Messrs. Magliato, Roca and Garber. Except with respect to the positions to be occupied, the duties to be performed and the remuneration to be paid, the agreements of Messrs. Magliato and Roca are on identical terms and conditions and provide for the following: (i) a term of three years commencing June 30, 1997; (ii) the Board of Directors to review each employee's base salary at least annually during the term and the Board of Directors to be able to increase such salaries in its sole discretion; (iii) if an employee's service is actually or constructively terminated by the Company without cause, for the payment of the employee's then base salary and performance bonus for the remainder of the term;
(iv) that in the event of the death of an employee, for the payment of the employee's then base salary to the employee's surviving spouse or estate as is applicable for a period of six months; (v) in the event of the disability of employee, compensation will terminate except to the extent payment is provided for in the then-existing disability or extended side plan; (vi) the full participation by the employee in the Company's benefits available to the Company's other employees; (vii) that all trade secrets, inventions, work products, methods, software and similar property which relate to the Company's business and are developed by the employee are the property of the Company;
(viii) in the event of either the employee's voluntary termination of employment, the employee's involuntary termination for cause or the employee's failure to accept an extension of the employment agreement on substantially similar terms, the employee agrees not to conduct any activity competitive to the Company for a period of two years from the termination; (ix) in the event the Company does not renew the employment agreement on substantially similar terms at its expiration, employee shall receive six months severance pay; and
(x) other terms customarily contained in similar employment agreements. Messrs. Magliato and Roca will devote full-time to the affairs of the Company.

      The employment agreements of Messrs. Magliato and Roca provide for base salaries as follows: (i) Mr. Magliato-$175,000 in fiscal 1998, $225,000 in fiscal 1999 and $250,000 in fiscal 2000 and (ii) Mr. Roca-$150,000 in fiscal 1998, $200,000 in fiscal 1999 and $225,000 in fiscal 2000. In connection with his employment agreement Mr. Roca also received an option to purchase 187,500 shares of Common Stock at $14.50 per share.

      In addition to the base salaries, the employment agreements of Messrs. Magliato and Roca provide for an annual performance bonus commencing in the fiscal year ending June 30, 1997 (prorated for the number of months the agreements were in effect for the fiscal year ending June 30, 1997) to each of the officers equivalent to a percentage of the Company's adjusted annual net income before deprecation and amortization, interest and income tax as follows:
(i) Mr. Magliato-2% and (ii) Mr. Roca-1.5%.

      The employment agreement of Mr. Garber provides for the following terms and conditions: (i) an initial two-year term renewed automatically for an additional year on June 30th of each succeeding year unless the Board of Directors or the President gives Mr. Garber three months notice; (ii) an initial base salary of $162,500 subject to adjustment to $212,500 upon a change in the annual base salary of the President; (iii) Compensation Committee review of the base salary at least annually; (iv) a signing bonus of $25,000 paid upon commencement of employment; (v) eligibility for annual bonuses to be determined by the Compensation Committee; (vi) an option to purchase 150,000 shares of the Company's Common Stock at $8.25 per share; (vii) participation in benefit plans typically provided to other executives of the Company; (viii) upon termination of employment due to death or without cause, payment of the base salary earned but not yet paid, immediate vesting of all stock options or other awards, continuation of health benefits for 18 months, and a lump sum severance benefit;
(ix) upon voluntary termination or termination for cause, payment of accrued base salary and any stock options or awards vested prior to such date; and (x) during the term of the agreement employee shall not engage in any competitive activity or take any corporate opportunity for himself or another entity.

Stock Option Grants

      The following table sets forth information regarding grants of options to purchase Common Stock made by the Company during the fiscal year ended June 30, 1998 to the Named Executives.

                      Option/SAR Grants In Last Fiscal Year

                                                                                                       Potential Realized Value
                                                                                                      At Assumed Annual Rates of
                                                                                                     Stock Price Appreciation for
                                    Individual Grants                                              Individual Grant Option Term (1)

         (a)                  (b)                  (c)                (d)             (e)               (f)               (g)
                           Number of
                           Securities       Percent of Total
                           Underlying         Options/SARs
                          Options/SARs         Granted to         Exercise or
                            Granted           Employees in         Base Price      Expiration
        Name                  (2)            Fiscal Year (%)        ($Share)          Date              5%                10%

Diego E. Roca (2)            50,000                8.9              $8.1875         03/17/08         $257,454           $652,438
              (3)           100,000               17.8                8.25          06/08/98          518,838          1,314,838

Charles N. Garber (3)       150,000               26.7                8.25          06/08/08          778,257          1,972,256

      (1) Disclosure of the 5% and 10% assumed compound rates of stock appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future Common Stock prices. The actual value realized may be greater or less than the potential realizable value set forth in the table.

      (2) Such Options vest quarterly over a one-year period commencing on the date of grant and expire ten years from date of grant.

      (3) Of such Options, 50,000 vest immediately upon the date of grant and the remainder vest quarterly over a two-year period commencing on the date of grant.

The following table sets forth information concerning the year-end value of unexercised in-the-money options held by each of the Named Executives.

      Aggregated Option/SAR Exercises And Fiscal Year-end Option/SAR Values

                              Number of Securities Underlying          Value of Unexercised In-the-Money
                            Unexercised Options/SARs at Fiscal          Options/SARs at Fiscal Year End
                                        Year-End                                    ($)(1)
     Name                      Exercisable/Unexercisable                 Exercisable/Unexercisable

Diego E. Roca                         250,000/87,500                                 $0/$0

Charles N. Garber                     50,000/100,000                                 $0/$0

      (1) Based on a year-end fair market value of the underlying securities equal to $6.00 per share.

Director Remuneration

All directors are reimbursed for out-of-pocket expenses incurred in connection with attendance at Board of Directors and committee meetings. No director has received any additional cash compensation. Non-employee directors have been granted Options to purchase shares of the Company's Common Stock in consideration for their services as directors as follows:

      (a) On March 17, 1998, in connection with their agreement to serve as directors of the Company Francis J. Calcagno, Amy L. Newmark and Scott W. Steffey were granted non-qualified stock options to purchase 100,000, 100,000, and 50,000 shares of Common Stock, respectively at $8.1875 per share under the Company's Stock Incentive Plan. The options vested upon grant and expire on March 17, 2008.

      (b) On March 17, 1998, in connection with her continued services as a director of the Company, Lori Ann Perri was granted a non-qualified stock option to purchase 50,000 shares of Common Stock of the Company at $8.1875 per share under the Company's Stock Incentive Plan. The option vested upon grant and expires March 17, 2008.

Compensation Committee Report on Executive Compensation

      Executive Compensation Policy. Since the formation of the Compensation Committee and the Awards Committee on March 31, 1998, the Company's compensation policy for all of its executive officers is formulated and administered by the Compensation Committee of the Board of Directors. The Awards Committee, which is comprised solely of "disinterested persons" or "Non-Employee Directors," as such terms are used in Rule 16b-3 promulgated under the 34 Act, and "outside directors," as such term is used in Treasury Regulation Section 1.162- 27(c)(3) promulgated under the Code, separately administers the Plan, under which the Company periodically grants options to the executive officers and other employees of the Company. Prior to the formation of the foregoing Committees, executive and director compensation and the determination of the individuals to be granted options and the exercise prices, vesting provisions and other terms of options granted under the Plan were at the discretion of the entire Board of Directors.

      General. The primary goals of the Company's compensation policy are to attract, retain and motivate skilled executive officers, and to provide incentives for them to act in the best interests of the Company's shareholders. In determining the level of executive compensation, certain quantitative and qualitative factors, including, but not limited to, the Company's operating and financial performance, the individual's level of responsibilities, experience, commitment, leadership and accomplishments relative to stated objectives, and marketplace conditions are taken into consideration.

      In negotiating the terms of employment agreements with Messrs. Magliato, Roca and Garber, the Board of Directors had taken into consideration Mr. Magliato's and Mr. Roca's significant roles in establishing the Company as a leader in an emerging new niche of the telecommunications industry and marketplace conditions and Mr. Garber's experience in the telecommunications industry. Summaries of the key provisions of these employment agreements are included elsewhere in this Proxy Statement. See "Employment Agreements."

      In view of the Company's financial performance during the fiscal year ended June 30, 1998, no cash bonuses were authorized for the Chief Executive Officer and the Named Executives, except the signing bonus paid to Mr. Garber upon his joining the Company. The Committee feels that the salaries paid the Chief Executive Officer and Named Executives under current contractual arrangements are consistent with the duties and experience of the individuals. Further incremental adjustments to cash compensation not expressly provided for in the individual employment agreements will be predicated upon the Company's performance and individual achievements.

      Chief Executive Officer's Compensation. For 1998, the compensation of Frank C. Magliato, the Chief Executive Officer of the Company, was set by the terms of his employment agreement. Mr. Magliato also participates in benefit programs that are generally available to employees of the Company, including medical benefits. Mr. Magliato has not participated in the Plan to date. Future adjustments to compensation not provided for in Mr. Magliato's employment agreement will be dependent upon the performance of the Company and his individual performance and achievements.

      Executive Officer Compensation. For the fiscal year ended June 30, 1998, compensation paid to Messrs. Roca and Garber was determined primarily pursuant to the terms of the employment agreements negotiated by the Company with the executives. During the fiscal year ended June 30, 1998, Mr. Roca was awarded additional incentive stock options under the Plan to reflect extraordinary efforts and leadership demonstrated in the Company's transition from a bundled prepaid card provider to a facilities-based provider and in maintaining the Company's accounting operations prior to replacement of the Company's Financial Vice President and Controller. Future adjustments to compensation not provided for in the employment agreements with Messrs. Roca and Garber will depend on the Company's performance and individual performance and achievements.

      Section 162(m) of the Code. Section 162(m) of the Code generally limits to $1 million the deductibility by the Company of compensation paid in any one year to any executive officer named in the foregoing Summary Compensation Table. As none of the executive officers of the Company are currently paid compensation in excess of $1 million, the Company has not yet developed a policy with respect to
Section 162(m) of the Code.

                                                      Submitted by,

                                                      The Compensation Committee
                                                      Amy L. Newmark
                                                      Francis J. Calcagno
                                                      Frank C. Magliato

                                PERFORMANCE GRAPH

      The following graph compares the cumulative return on the Common Stock from October 15, 1996, the first day of public trading of the Common Stock, to June 30, 1998 with such return of NASDAQ National Market Index ("NNM") and the NASDAQ Telecommunications Index ("NTI"), consisting of companies which provide types of services similar to those presently offered by the Company. The performance graph assumes (i) $100 was invested on October 15, 1996 and (ii) reinvestment of dividends. Each measurement point on the graph below represents the cumulative shareholder return as measured by the last sale price at the end of each period during the period from October 15, 1996 through June 30, 1998.

                      Comparison of Cumulative Total Return

                           DGTT                  NNM                   NTI
                           ----                  ---                   ---

October 15, 1996          100.00                100.00                100.00
December 31, 1996          73.15                102.62                101.08
March 31, 1997             88.89                 97.11                 94.49
June 30, 1997              96.30                114.62                116.43
September 30, 1997        105.56                133.99                135.52
December 31, 1997          46.30                124.82                143.54
March 31, 1998             65.28                145.91                181.78
June 30, 1998              44.44                150.60                193.31

                          COMPLIANCE WITH SECTION 16(a)
                                  OF THE 34 ACT

      Section 16(a) of the 34 Act requires the Company's officers and directors, and persons who own more than ten percent of the Company's Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the National Association of Securities Dealers. Officers, directors and beneficial owners of greater than ten percent of the Company's Common Stock are required by regulation to furnish the Company with copies of all Section 16(a) forms they file.

      The Company has concluded, based solely on a review of the copies of the
Section 16(a) report forms furnished to the Company, that with respect to the period from December 29, 1997 through June 30, 1998 all such forms were filed in a timely manner by the Company's officers, directors and greater than ten-percent beneficial owners, with the following exceptions: Directors Magliato, Calcagno, Newmark and Steffey inadvertently did not timely file a Statement of Initial Beneficial Ownership on Form 3 in connection with option grants related to initial appointment to the Board of Directors, Director Perri did not timely file a Statement of Changes in Beneficial Ownership ("Form 4") in connection with an option grant related to her continued services as a director, and Mr. Roca did not timely file a Form 4 in connection with an option grant related to his continued services as an officer of the Company. All required filings were subsequently made.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      On March 31, 1998, the Company entered into an agreement (the "Investment Agreement") with Premiere Communications, Inc., a deemed beneficial owner of over 5% of the

Common Stock ("Premiere"), in which Premiere received 61,050 shares of Preferred Stock, valued by the Board of Directors at $6,105,093. The $6,105,093 included approximately $4.6 million which was attributable to prepaid telephone cards ("Cards") purchased in the normal course of business and a $1.5 million one-time promotional expense for extra minutes processed by Premiere on Cards activated under an existing program. The $4.6 million receivable included price adjustments on one of the Company's programs, Cards returned by distributors to the Company due to service problems not honored by Premiere and $1.5 million of excess minutes which the Company charged its main distributor on March 31, 1998. During the fourth quarter of fiscal 1998, the distributor informed the Company that no monies were collected. Therefore, the Company reversed the sale of these minutes and charged the $1.5 million as an additional promotional expense. The Preferred Stock is convertible into Common Stock at any time at Premiere's option and the Company has the right to require Premiere to convert the Preferred Stock after March 31, 1999. The Certificate of Designation for the Preferred Stock provides for certain voting, liquidation, and registration rights and calculates the conversion by multiplying 61,050, the number of shares of Preferred Stock issued in connection with the Investment Agreement by $100, the Investment Amount, as defined in the Certificate of Designation and then dividing by $10.395, the Conversion Price, as defined in the Certificate of Designation, resulting in a total of 587,302 shares of Common Stock to be issued upon conversion, subject to adjustment in connection with certain subsequent issues of securities. The Company may call the redemption of each share of Preferred Stock at any time for $100 a share plus accrued dividends. As a result of the issuance of the 10% Notes, as defined below, and attached warrants, the Conversion Price was adjusted to $9.9402 and the number of shares of Common Stock which are issuable upon the conversion changed to $614,173.

      During September, 1998, the Company issued $1,200,000 of its 10% six-month notes (the "10% Notes") with warrants to purchase 600,000 shares of the Company's Common Stock at an exercise price of $2.375 per share (the $2.375 Warrants"), subject to certain adjustments. The $2.375 Warrants are exercisable for five years from the date of issuance. The exercise price under the $2.375 Warrants was set at the closing price of the Common Stock on September 4, 1998. Nine investors participated in this offering, including Mr. Magliato and his family, and Ms. Newmark, who purchased a total $600,000 of the 10% Notes and 300,000 of the $2.375 Warrants. The issuance and sale of the 10% Notes and $2.375 Warrants was exempt from registration under the Securities Act pursuant to Regulation D.

                     ANNUAL REPORT AND FINANCIAL INFORMATION

      A copy of the Company's Annual Report on Form 10-K/A for the fiscal year ended June 30, 1998, containing audited consolidated financial statements of the Company for the past two fiscal years, has been enclosed with this Proxy Statement.

                         DATE FOR SHAREHOLDER PROPOSALS

      Shareholder proposals intended for submission at the 1999 Annual Meeting of Shareholders must be received by the Company at its principal executive offices, 8 West 38th Street, New York, New York 10018, no later than June 28, 1999 to be eligible for inclusion in the Company's proxy statement and form of proxy relating to the 1999 Annual Meeting of Shareholders.

                                  OTHER MATTERS

      The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy intend to vote the shares represented by such proxy in accordance with their best judgment.

PLEASE MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY.

                                             By Order of the Board of Directors,


                                             /s/ Diego E. Roca
                                             -----------------------------------
                                             DIEGO E. ROCA
                                             Secretary

New York, New York
October 28, 1998

                               DIGITEC 2000, INC.

                    PROXY SOLICITED ON BEHALF OF THE BOARD OF
                  DIRECTORS FOR ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON NOVEMBER 18, 1998

      The undersigned hereby appoints Diego E. Roca and Charles Nelson Garber, and each of them, proxies with full power of substitution to vote all shares of the Common Stock, $.001 par value per share, and the Series A Preferred Stock, $.001 par value per share, of DIGITEC 2000, INC. which the undersigned is entitled to vote at the Annual Meeting of Shareholders of DIGITEC 2000, INC. to be held on Wednesday, November 18, 1998 at 10:00 a.m. and at any adjournment thereof, as designated below with respect to the election of five directors, the proposal to approve amendment of the Digitec 2000, Inc. Stock Incentive Plan and approval of the appointment of BDO Seidman, LLP as independent certified public accountants for fiscal year ended June 30, 1999 and, in the discretion of such proxies, with respect to such other matters as may properly come before the meeting, hereby revoking any proxy heretofore given.

      The undersigned hereby acknowledges receipt of the Notice of, and Proxy Statement for, the aforesaid Annual Meeting.

1. Election of Directors: Francis J. Calcagno, Frank C. Magliato, Amy L. Newmark, Lori Ann Perri and Scott W. Steffey:

          FOR |_|               WITHHOLD |_|                 FOR EXCEPT |_|

      To withhold authority to vote for any individual nominee while voting for the remainder, write this nominee's name in the following space:

2. Proposal to approve amendment of the Digitec 2000, Inc. Stock Incentive Plan to increase the number of shares reserved for grants under the Plan to 1,600,000.

          FOR |_|               WITHHOLD |_|                 FOR EXCEPT |_|

3. Proposal to approve appointment of BDO Seidman, LLP as the Company's independent certified public accountants for the fiscal year ending June 30, 1999.

          FOR |_|               WITHHOLD |_|                 FOR EXCEPT |_|

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                                                                               2


                     (PLEASE MARK, SIGN AND DATE ON REVERSE
                   SIDE AND RETURN IN THE ENCLOSED ENVELOPE.)

      This proxy will be voted as directed on the reverse side by the undersigned shareholder. The Board of Directors recommends a vote FOR the election of each nominee above named, and if no direction is made, this proxy will be voted FOR the election of each nominee. The Board of Directors also recommends a vote FOR the proposal to amend the Digitec 2000, Inc. Stock Incentive Plan to increase the number of shares of the Company's Common Stock reserved for grants thereunder to 1,600,000 and FOR the proposal to approve the appointment of BDO Seidman, LLP as the Company's independent certified public accountants for the fiscal year ending June 30, 1999, and if no direction is made, this proxy will be voted FOR each such proposal.

                              Number of shares owned: _____________

                              Dated:________________________, _____

                              (X)__________________________________

                              (X)__________________________________

                              (Please date and sign exactly as indicated. For joint accounts, each joint owner should sign. When signing as attorney, executor, administrator, trustee or guardian, or for a corporation, please give your full title.)

          Unless the date has been inserted above, the proxy shall be deemed to be dated for all purposes as of the date on which it is received by Digitec 2000, Inc.

(PLEASE MARK, DATE AND SIGN AND RETURN IN THE ENCLOSED ENVELOPE.)